As filed with the Securities and Exchange Commission on May 12, 2000
                                         Registration No. 333-_____

          SECURITIES AND EXCHANGE COMMISSION
                Washington, D.C.  20549
                   ________________
                       FORM S-3
Registration Statement Under The Securities Act of 1933
                   ________________
              ARI NETWORK SERVICES, INC.
(Exact name of registrant as specified in its charter)

     Wisconsin                                          39-1388360
(State or other jurisdiction of                      (I.R.S. Employer
incorporation or organization)                     Identification No.)


               330 East Kilbourn Avenue
           Milwaukee, Wisconsin  53202-3149
                    (414) 278-7676
  (Address, including zip code, and telephone number,
    including area code, of registrant's principal
                  executive offices)

                                        Copies of all communications to:
       Brian E. Dearing                        Larry D. Lieberman
   330 East Kilbourn Avenue                   Godfrey & Kahn, S.C.
Milwaukee, Wisconsin 53202-3149              780 North Water Street
        (414) 278-7676                        Milwaukee, WI  53202
(Address, including zip code, and telephone      (414) 273-3500
number, including area code, of agent
for service)
                   ________________
Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If  this Form is a post-effective amendment  filed
pursuant to Rule 462(c) under the Securities Act, check
the   following   box  and  list  the  Securities   Act
registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                  Calculation of Registration Fee

                                   Proposed       Proposed
   Title of each      Amount       maximum        maximum
     class  of        to be        offering       aggregate    Amount of
  securities to be  registered(1)  price per      offering    registration
     registered                    unit(2)        price(2)        fee


Common Stock,
 $0.001 par value   3,262,500       $3 27/32     $12,540,234     $3,311
  per share

(1)  The shares of Common Stock which may be offered
     pursuant  to this Registration Statement  consist  of
     (i)  1,210,000  shares issuable  upon  conversion  of
     principal  and interest on a subordinated  debenture,
     (ii)   800,000  shares  issuable  upon  exercise   of
     investment  options,  (iii) 600,000  shares  issuable
     upon  exercise  of warrants and (iv)  652,500  shares
     reserved  for  issuance pursuant to antidilution  and
     default  provisions of the securities.   In  addition
     to  the shares set forth in the table, the amount  to
     be  registered  includes an indeterminate  number  of
     shares  issuable upon conversion of or in respect  of
     the   debenture,  and  exercise  of  the   investment
     options  and  the  warrants, as such  number  may  be
     adjusted   as   a  result  of  stock  splits,   stock
     dividends  and  similar  transactions  in  accordance
     with Rule 416 under the Securities Act.
(2)  Estimated  solely for the purpose of  calculating
     the  registration fee in accordance with Rule  457(c)
     under the Securities Act of 1933 based on the average
     of the high and low prices of the Common Stock on the
     Nasdaq National Market on May 10, 2000, as reported in
     the Midwest Edition of The Wall Street Journal.
                _______________________
     The  Registrant  hereby amends  this  Registration
Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration
Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. The preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.


      Subject to completion.  Dated May 12, 2000


Prospectus



              ARI Network Services, Inc.

           3,262,500 Shares of Common Stock




     The selling shareholder identified in this prospectus may offer and sell from time to time up to 3,262,500 shares of our common stock by using this prospectus.

     The shares of common stock covered by this prospectus may be offered and sold in accordance with the Plan of Distribution described on page 7.

     Our common stock trades on The Nasdaq Stock Market under the symbol "ARIS." The last reported sale price of our common stock on May 11, 2000 was $3 3/4 per share.

     Investing in our common stock involves a high degree of risk. See "Risk Factors" beginning on page 1 of this Prospectus.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.



     The date of this prospectus is May __, 2000.

                   TABLE OF CONTENTS

                                                   Page

The Company                                                    1

Risk Factors                                                   1

Forward-Looking Statements                                     5

Selling Shareholder                                            6

Plan of Distribution                                           7

Use of Proceeds                                                8

Legal Matters                                                  8

Experts                                                        8

Where You Can Find More Information                            8

Documents Incorporated by Reference                            9

_______________


     You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. Neither we nor the selling shareholder are making an offer of these securities in any state where the offer is not permitted. You should not assume that the information provided by this prospectus or any supplement is accurate as of any date other than the date on the front of those documents.

                      THE COMPANY

     Unless the context requires otherwise, the terms
"we," "our," "us" and "ARI" refer to ARI Network
Services, Inc. and its subsidiaries.

     We are a provider of business-to-business e-commerce solutions to manufacturers in selected industries with shared service networks and distribution channels. We focus our sales and marketing on the U.S., Canadian, European and Australian manufactured equipment industry, providing direct sales and service in North America and operating through value-added sales and service agents elsewhere.
We also provide e-commerce services to certain non-equipment industries, including the U.S. and Canadian agribusiness industry, the U.S. and Canadian freight transportation industry and the U.S. non-daily newspaper publishing industry.

     We were founded in 1981 and are incorporated under the laws of the State of Wisconsin. Our common stock is listed on The Nasdaq Stock Market under the symbol
"ARIS."  Our executive offices are located at 330 East
Kilbourn Avenue, Milwaukee, Wisconsin 53202 (telephone:
(414) 278-7676). We maintain a website at http://www.arinet.com.T

     A more complete description of our business and its recent activities can be found in the documents described in "Where You Can Find More Information."

                     RISK FACTORS

     Investing in our common stock involves a high degree of risk. Please carefully consider the specific risk factors set forth below as well as other information contained in, or incorporated by reference into, this prospectus before purchasing our common stock.

     We may not have income in the future. Since our organization in 1981, we have experienced net losses in each fiscal year resulting in an accumulated deficit of $82,381,000 at January 31, 2000. During the fiscal years ended July 31, 1999, 1998 and 1997, we experienced net losses of $3,415,000, $2,140,000 and $3,275,000, respectively. For the six months ended
January 31, 2000, we experienced a net loss of $2,896,000. We require significant increases in revenues to achieve a profitable level of operations.
We do not anticipate reporting net income for fiscal
2000 or fiscal 2001 and there can be no assurance that we will be profitable after then.

     We may have problems raising money in the future.
We currently do not generate sufficient cash to cover our operating costs and investment activities and, therefore, may need to raise additional financing in the future. We have funded our substantial network development costs, acquisitions and negative cash flow from operations principally from the sale of securities. Our recent private placement transaction with the selling shareholder raised $4 million. We may need to raise additional financing in the future in order to continue to make acquisitions or to increase our investments in areas such as marketing and new product development. In this event, we may need to obtain additional financing and issue securities to outside sources with greater rights than those currently possessed by holders of our common stock.
Any additional financing may be dilutive to existing shareholders or may be on terms that are not favorable to us.

     We are subject to intense competition. The market for e-commerce products and services is highly competitive. Several companies offer electronic commerce services or software products that are similar to those offered by us. Moreover, companies within our target markets may develop and implement private computer-to-computer networks, thereby reducing demand for our network services. Because the market for Internet products and services lack significant barriers to entry, new competitors could enter our market relatively easily. Our competitive environment is characterized by rapid technological changes, dynamic customer demands and frequent product enhancements and product introductions. The pace of technological changes, such as developments in Internet commerce, is so great that new competitors may emerge quickly based on new technologies. Many of our current and potential competitors have greater financial, technical, operational and marketing resources than us, and we may not be able to compete successfully against these competitors.

     Our success depends on new product development and responding to technological change. The market for our products and services is characterized by technological advances, changes in customer requirements and frequent new product introductions and enhancements. Our growth and future financial performance will depend in part upon our ability to enhance existing products and services and develop and introduce new products and services that meet technological advances, respond to evolving customer requirements, respond to competitive products or announcements and achieve market acceptance. There can be no assurance that we will be successful in developing and marketing products or services on a timely basis, or that our products and services will adequately address the changing needs of the marketplace and achieve market acceptance. The e-commerce industry in general is also characterized by evolving standards and technology. Our ability to anticipate or guide these standards in our targeted sectors and to fund advances in computer and telecommunications technology and software will be a significant factor in our ability to grow and remain competitive.

     Our success depends greatly on the Internet. Our future success depends greatly on more businesses using the Internet to transact business-to-business electronic commerce in the future. Commercial use of the Internet is currently at an early stage of development. It is unclear how popular various uses of the Internet will be in the future. Because our products and services use the Internet for data transport, user interfaces and data presentation, if commercial use of the Internet does not grow in the future for any reason our business will suffer.
Furthermore, even if use of the Internet grows, businesses using the Internet may not be interested in our products and services.

     Our operating results fluctuate from quarter to quarter. We expect that a significant portion of our revenue in the future will be derived from non-recurring fee income, which consists primarily of revenues from professional services such as software customization and training, software sales and one-time network installation fees. The timing of receipt of this revenue is dependent upon several factors that we cannot predict. These factors include:

     * The time required to close large license fee and development agreements. These agreements can be delayed due to customer requirements and decision-making processes.

     * The seasonality of certain sectors of the equipment industry in which we operate.

     * Delays in the introduction of new products or services and their acceptance by customers.

     * Delays in delivering customized software to our customers.

     Recurring revenues are also difficult to estimate.
Recurring revenues from maintenance and subscription fees may be estimated based on the number of subscribers to our services, but will be affected by the renewal rate which cannot be determined in advance.
Renewal revenues can vary based on:

     *  competitive technologies or procedures,

     * specific economic conditions in e-commerce and in our target markets,

     *  general economic conditions, and

     * delays in delivering customized software to our customers.

     The emerging nature of commercial use of the Internet makes predictions concerning our future revenues difficult. We believe that period-to-period comparisons of our results of operations will not necessarily be meaningful and should not be relied upon as indicative of our future performance. It is also possible that in some future quarters our operating results will be below the expectations of securities analysts and investors, although we do not have any analysts following our stock at this time. In such circumstances, the price of our stock may decline.

     We face risks in accelerating our growth. Our ability to accelerate and sustain significant revenue growth is affected by many factors including the following:

     *  the growth rate of our selected markets;

     * the positioning of our products and services in our selected markets;

     * variations in demand for and cost of customer services and technical support;

     * customer adoption of Internet applications and their willingness to upgrade from client-server versions of software;

     * our ability to release new software applications and upgrades on a timely basis;

     * our ability to establish and maintain strategic alliances;

     *  our ability to continue to make acquisitions; and

     * our ability to attract and retain a high-performance sales team.

     Our pricing models may be negatively impacted by increased competition. The market in which we operate has been, and we believe will continue to be, affected by competitors that sell products and services at very low prices in order to increase their market share. We may have to lower our prices to levels which would negatively affect our net income in order to compete with these competitors and maintain our customer base.
Alternatively, we may have to exit certain market segments and/or product lines if we are unable to provide products and services at competitive prices.

     We depend on Mr. Dearing and the loss of his services would harm our business. Mr. Dearing is our Chairman of the Board, Chief Executive Officer and acting Chief Financial Officer. Following the resignation of our previous Executive Vice President of Business Development and Administration, Mr. Dearing is also now responsible for our business development program. If we lose the services of Mr. Dearing, our business would be harmed substantially.

     Our acquisition strategy presents special risks.
We intend to continue to expand through the acquisition of businesses, technologies, products and services from other businesses. Acquisitions involve a number of special problems, including:

     * difficulty in integrating acquired technologies, operations and personnel with our existing business;

     * diversion of management attention in connection with negotiating the acquisitions and integrating the assets;

     * strain on managerial and operational resources as we oversee larger and/or more geographically dispersed operations;

     * exposure to unforeseen liabilities of acquired companies;

     *  the need to incur or assume additional debt;

     * the requirement to record additional future operating costs for the amortization of goodwill and other intangible assets, which amounts could be significant; and

     * the assumption of contracts which may be unfavorable to us under which we are obligated to perform.

     We may not be able to successfully address these problems. Moreover, our future operating results will depend to a significant degree on our ability to successfully manage internal growth and integrate new acquisitions.

     We are actively recruiting for a Vice President of Mergers and Acquisitions to lead our acquisition program but continued delays in hiring a qualified candidate may delay or slow our acquisition activity.

     We may need to modify our business model. Today, our business model is that of a services business: two-thirds of our yearly revenue is recurring revenue and one-third is from new sales and services. As we move our products to the Internet, we may need to modify our business model to focus more on initial sales of our software and less on continuing service. This modification would make our revenue streams more volatile and could significantly change our financial performance.

     We face risks with our international strategy.
Our business strategy includes increasing our presence in the non-U.S. equipment markets. This strategy presents a number of special risks including:

     *  managing more geographically diverse operations;

     *  dealing with currency fluctuations;

     *  the increased costs of operation;

     * only having a small number of employees in these markets;

     * our dependence on value-added resellers and contractors to sell and service our products;

     * a much smaller and more concentrated current customer base; and

     * the assumption that U.S. international policy will remain favorable towards the countries in which we sell our products and services.

     Revenues from our non-equipment industry business are not increasing. We believe that our non-equipment industry business revenues will not grow and may gradually decline because we have almost reached saturation of the specific market niches in which we participate. However, it is very possible that revenues in the non-equipment businesses may decrease more rapidly due to business combinations in these markets, new technology or substitutes for our products and services.

     Our costs are not entirely predictable. We are highly dependent on software development to obtain new customers and maintain those we already have. We may substantially underestimate the time and expense necessary to create the software we sell.
Furthermore, competition for skilled software developers may cause our employee costs to rise more rapidly than planned.

     Our stock price is volatile. The market price of our stock has been, and is likely to continue to be, volatile, experiencing wide fluctuations.

     In recent months the stock market has experienced significant price and volume fluctuations which have particularly affected the market prices of equity securities of many companies providing Internet-related products and services. Some of these fluctuations appear unrelated or disproportionate to the operating performance of such companies. Future market movements may adversely affect the market price of our stock.

     We do not pay cash dividends. We do not anticipate paying any cash dividends in the foreseeable future.

              FORWARD-LOOKING STATEMENTS

     In accordance with the Private Securities
Litigation Reform Act of 1995, we can obtain a "safe-harbor" for forward-looking statements by identifying those statements and by accompanying those statements with cautionary statements which identify factors that could cause actual results to differ materially from those in the forward-looking statements. Accordingly, the following information contains or may contain forward-looking statements: (1) information included or incorporated by reference in this registration statement on Form S-3, including, without limitation, statements with respect to growth plans, projected sales, revenues, earnings and costs, and product development schedules and plans, (2) information included or incorporated by reference in our future filings with the Commission including, without limitation, statements with respect to growth plans, projected sales, revenues, earnings and costs, and product development schedules and plans and (3) information contained in written material, releases and oral statements issued by us, or on our behalf, including, without limitation, statements with respect to growth plans, projected sales, revenues, earnings and costs, and product development schedules and plans.
Generally, the words "anticipates," "believes,"
"expects," "intends" and similar expressions identify forward-looking statements. Our actual results may differ materially from those contained in the forward-looking statements identified above. Factors which may cause such a difference to occur include, but are not limited to, those factors set forth in the section entitled "Risk Factors," above.

                  SELLING SHAREHOLDER

     The following information regarding the common stock offered hereby has been provided to us by the selling shareholder identified below and reflects information concerning beneficial ownership of common stock as of the date of this prospectus.



                                    Shares        Shares     Shares Owned
                                  Beneficially    Which          After
                                    Owned        are Being     Completion
                                   Prior to       Offered       of this
    Selling Shareholder            Offering       Hereby       Offering
                                                             Number   Percent
RGC International Investors, LDL   3,262,500     3,262,500     0        --


     On April 27, 2000, the selling shareholder purchased from us for $4 million a 3-year debenture convertible into common stock at $4 per share, 18-month investment options exercisable at $6 per share and 5-year warrants exercisable at $6 per share. The shares underlying these securities may be offered by this prospectus. The actual number of shares of common stock issuable upon conversion of the debenture and exercise of the investment options and warrants is indeterminate, is subject to adjustment and could be materially more than the number covered by this prospectus depending on factors which cannot be predicted by us at this time. In addition, the actual number of shares of common stock offered in this prospectus, and included in this registration statement of which this prospectus is a part, includes an additional number of shares of common stock as may be issued or issuable upon conversion of the debenture or exercise of the investment options and warrants by reason of any stock split, stock dividend or similar transaction involving our common stock, in accordance with Rule 416 under the Securities Act.

     The shares covered by this prospectus can be summarized as follows:

                                                       Shares

Conversion of principal of debenture
                                                    1,000,000
Reserve for conversion of interest on debenture       210,000
Investment options                                    800,000
Warrants                                              600,000
Reserve for adjustment as a result of default
provisions and antidilution provisions of securities  652,500
                                                   ----------
Total                                               3,262,500
                                                   ==========

     Under the terms of the debenture and the related investment options and warrants, the debenture is convertible and the investment options and warrants are exercisable by the holder only to the extent that the number of shares of common stock issuable pursuant to such securities, together with the number of shares of common stock owned by such holder and its affiliates generally would not exceed 4.9% of the then outstanding common stock. In certain circumstances where we have the right to force conversion of the debenture and exercise of the investment options, the selling shareholder's percentage ownership may exceed 4.9% but cannot exceed 9.9%. Accordingly, the number of shares of common stock set forth in the table for the selling shareholder exceeds the number of shares of common stock that the selling shareholder could own beneficially at any given time through its ownership of the debenture, investment options and warrants.




                 PLAN OF DISTRIBUTION

     The   shares   being  offered   by   the   selling
shareholder   or   its  respective  pledgees,   donees,
transferees or other successors in interest, will be sold from time to time in one or more transactions
(which may involve block transactions):

     * on The Nasdaq Stock Market or on such other market on which the common stock may from time to time be trading;

     *  in privately-negotiated transactions;

     *  through the writing of options on the shares;

     *  short sales; or

     *  any combination thereof.

     The sale price to the public may be:

     *  the market price prevailing at the time of sale;

     *  a price related to such prevailing market price;

     *  at negotiated prices; or

     * such other price as the selling shareholder determines from time to time.

     The  shares may also be sold pursuant to Rule  144
under the Securities Act. The selling shareholder shall have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if it deems the purchase price to be unsatisfactory at any particular time.

     The  selling shareholder or its pledgees,  donees,
transferees  or other successors in interest  may  also
sell  the  shares directly to market makers  acting  as
principals  and/or broker-dealers acting as agents  for
themselves or their customers. Such broker-dealers  may
receive   compensation  in  the  form   of   discounts,
concessions or commissions from the selling shareholder
and/or  the purchasers of shares for whom such  broker-
dealers  may  act  as agents or to whom  they  sell  as
principal  or  both,  which  compensation   as   to   a
particular   broker-dealer  might  be  in   excess   of
customary   commissions.   Market  makers   and   block
purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that the selling shareholder will attempt to sell shares of common stock in block transactions to market makers or other purchasers at a price per share which may be below the then market price. The selling shareholder cannot assure that all or any of the shares offered in this prospectus will be issued to, or sold by, the selling shareholder. The selling shareholder and any brokers, dealers or agents, upon effecting the sale of any of the shares offered in this prospectus, may be deemed "underwriters" as that term is defined under the Securities Act or the Exchange Act, or the rules and regulations under such acts.

     The  selling  shareholder and  any  other  persons
participating in the sale or distribution of the shares
will  be  subject  to  applicable  provisions  of   the
Exchange  Act and the rules and regulations under  such
act,  including,  without  limitation,  Regulation   M.
These  provisions may restrict certain  activities  of,
and  limit
the timing of purchases and sales of any  of
the  shares  by, the selling shareholder or  any  other
such  person.  Furthermore, under Regulation M, persons
engaged  in a distribution of securities are prohibited
from  simultaneously  engaging  in  market  making  and
certain   other   activities  with  respect   to   such
securities for a specified period of time prior to  the
commencement   of   such  distributions,   subject   to
specified  exceptions  or  exemptions.   All  of  these
limitations may affect the marketability of the shares.

     We   have   agreed   to  indemnify   the   selling
shareholder,  or its transferees or assignees,  against
certain  liabilities, including liabilities  under  the
Securities  Act,  or  to  contribute  to  payments  the
selling   shareholder  or  their  respective  pledgees,
donees, transferees or other successors in interest, may be required to make in respect of such liabilities.

                    USE OF PROCEEDS

     The proceeds from the sale of shares of common stock covered by this prospectus are entirely for the benefit of the selling shareholder. We will not receive any proceeds from the sale of shares of common stock by the selling shareholder.

                     LEGAL MATTERS

     The validity of the shares of common stock offered hereby has been passed upon by Godfrey & Kahn, S.C., Milwaukee, Wisconsin. In the opinion of Godfrey &
Kahn, S.C., the shares are duly and validly authorized, fully paid and, subject to Section 180.0622(2)(b) of the Wisconsin Statutes, nonassessable. Section
180.0622(2)(b) of the Wisconsin Statutes provides that shareholders of a corporation may be assessed up to the par value of their shares to satisfy the obligations of such corporation to its employees for services rendered, but not exceeding six months' service in the case of any individual employee. Certain Wisconsin courts have interpreted "par value" to mean the full amount paid by the purchaser of shares upon issuance thereof.

                        EXPERTS

     Ernst & Young LLP, independent auditors, have audited our financial statements and schedule included in our Annual Report on Form 10-K for the year ended
July 31, 1999, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements and schedule are incorporated by reference in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

          WHERE YOU CAN FIND MORE INFORMATION

     We are subject to the information requirements of the Exchange Act, and in accordance therewith, file reports, proxy and information statements and other information with the Commission. We have filed with the Commission a registration statement on Form S-3 under the Securities Act with respect to the common stock offered by this prospectus. This prospectus does not contain all the information included or incorporated in the registration statement. Such reports, proxy and information statements, registration statement and other information filed by us may be inspected and, upon payment of prescribed fees, copied at the public reference facilities of the Commission at 450 Fifth Street N.W., Washington, D.C. 20549, and at the regional offices of the Commission at Seven World
Trade Center, New York, New York 10048, and at Citicorp
Center, 500 West Madison Street, Chicago, Illinois
60661.

     You may obtain information on the operation of the public reference facilities by calling the Commission at 1-800-SEC-0330. Such information may also be accessed electronically by means of the Commission's website on the Internet at http://www.sec.gov.

     In addition, our common stock is listed on the Nasdaq National Market, and such reports, proxy and information statements, registration statement and other information should be available for inspection and copying at the offices of the National Association of Securities Dealers, Inc., 1735 K Street, N.W.,
Washington, D.C. 20006.


          DOCUMENTS INCORPORATED BY REFERENCE

     The Commission allows us to "incorporate by reference" into this prospectus the information we file with them, which means that we can disclose important information to you by referring you to those documents.
The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the Commission will automatically update and supercede this information. We incorporate by reference the documents listed below and any future filings we will make with the Commission under Sections
13(a), 13(c), 14 or 15(d) of the Exchange Act, including any we make after the date we file the registration statement of which this prospectus is a part and before the registration statement becomes effective:

     *  our annual report on Form 10-K for the year ended
        July 31, 1999;

     * our quarterly reports on Form 10-Q for the quarters ended October 31, 1999 and January 31, 2000;

     * our current reports on Form 8-K dated February 18, 2000 and April 27, 2000;

     * the description of our common stock contained in our registration statement filed pursuant to Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

     We will provide without charge to each person to whom a copy of this prospectus has been delivered, upon written or oral request, a copy of any or all of the incorporated documents, other than exhibits to such documents. Requests for such copies should be directed to Corporate Secretary, ARI Network Services, Inc., 330
East Kilbourn Avenue, Milwaukee, Wisconsin 53202;
telephone (414) 278-7676.

                        PART II

      INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

     The  following  table  sets  forth  the  estimated
expenses to be incurred by the Registrant in connection
with   the   distribution  of  the   securities   being
registered hereby:

     SEC registration fee                  $ 3,311
     Nasdaq listing fee                     65,250
     Accounting fees and expenses            4,000
     Legal fees and expenses                 9,000
     Miscellaneous                           3,439
                                          --------
          TOTAL                            $85,000
                                          ========
     All of the above expenses, other than the SEC registration fee, are estimates. All of the expenses listed will be paid by the Registrant.

Item 15.  Indemnification of Directors and Officers.

     Section 180.0851 of the Wisconsin Business
Corporation Law (the "WBCL") requires a corporation to indemnify a director or officer, to the extent such person is successful on the merits or otherwise in the defense of a proceeding, for all reasonable expenses incurred in the proceeding, if such person was a party to such proceeding because he or she was a director or officer of the corporation. In cases where a director or officer is not successful on the merits or otherwise in the defense of a proceeding, a corporation is required to indemnify a director or officer against liability incurred by the director or officer in a proceeding if such person was a party to such proceeding because he or she is a director or officer of the corporation unless it is determined that he or she breached or failed to perform a duty owed to the corporation and such breach or failure to perform constitutes: (i) a willful failure to deal fairly with the corporation or its shareholders in connection with a matter in which the director or officer has a material conflict of interest; (ii) a violation of criminal law, unless the director or officer had reasonable cause to believe his or her conduct was lawful or no reasonable cause to believe his or her conduct was unlawful; (iii) a transaction from which the director or officer derived an improper personal profit; or (iv) willful misconduct.

     Section 180.0858 of the WBCL provides that subject to certain limitations, the mandatory indemnification provisions do not preclude any additional right to indemnification or allowance of expenses that a director or officer may have under a corporation's articles of incorporation or by-laws, a written agreement between the director or officer and the corporation or a resolution of the board of directors or the shareholders.

     Unless otherwise provided in the articles of incorporation or by-laws, or by written agreement between the director or officer and the corporation, an officer or director seeking indemnification is entitled to indemnification if approved in any of the following manners as specified in Section 180.0855 of the WBCL:
(i) by majority vote of a disinterested quorum of the board of directors, or if such disinterested quorum cannot be obtained, by a majority vote of a committee of two or more disinterested directors; (ii) by independent legal counsel chosen by a quorum of disinterested directors or its committee (or if unable to obtain such a quorum or committee, by a majority vote of the full board of directors); (iii) by a panel of three arbitrators (one of which is chosen by a quorum of disinterested directors); (iv) by the vote of the shareholders; (v) by a court; or (vi) by any other method permitted in Section 180.0858 of the WBCL.

     Reasonable expenses incurred by a director or officer who is a party to a proceeding may be reimbursed by a corporation, pursuant to Section
180.0853 of the WBCL, at such time as the director or officer furnishes to the corporation written affirmation of his or her good faith belief that he or she has not breached or failed to perform his or her duties; and written confirmation to repay any amounts advanced if it is determined that indemnification by the corporation is not required.

     Section 180.0859 of the WBCL provides that it is the public policy of the State of Wisconsin to require or permit indemnification, allowance of expenses and insurance to the extent required or permitted under Sections 180.0850 to 180.0858 of the WBCL for any liability incurred in connection with any proceeding involving a federal or state statute, rule or regulation regulating the offer, sale or purchase of securities.

     As permitted by Section 180.0858, the Registrant has adopted indemnification provisions in its by-laws which closely track the statutory indemnification provisions with certain exceptions. In particular,
Section 7.1 of the Registrant's by-laws, among other items, provides that (i) an individual shall be indemnified unless it is proved by a final judicial adjudication that indemnification is prohibited and
(ii) payment or reimbursement of expenses, subject to certain limitations, will be mandatory rather than permissive. The Registrant has purchased directors' and officers' liability insurance which insures the Registrant's officers and directors against certain liabilities which may arise under the Securities Act of 1933.

Item 16.  Exhibits.

     See "Exhibit Index."

Item 17.  Undertakings.

     *(a) The undersigned Registrant hereby undertakes:

          (1)  To file, during any period in which
offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i)  to include any prospectus required
          by Section 10(a)(3) of the Securities Act of 1933;

               (ii) to reflect in the prospectus any
          facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration
          Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration
          Fee" table in the effective Registration
          Statement.

               (iii)     to include any material
          information with respect to the plan of
          distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration
          Statement;

     Provided, however, that paragraphs (a)(1)(i) and
(a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration
Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new
Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)  To remove from registration by means of
a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     *(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or
Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration
Statement shall be deemed to be a new Registration
Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     *(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

____________

* Paragraph references correspond to those of Item 512 of Regulations S-K.

                      SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, on May 12, 2000.

                              ARI NETWORK SERVICES, INC.


                              By:  /s/ Brian E. Dearing
                                 -----------------------
                                  Brian E. Dearing
                                  Chairman and Chief Executive Officer

                   POWER OF ATTORNEY
     We, the undersigned officer and directors of ARI
Network Services, Inc., hereby severally constitute and appoint Brian E. Dearing and Jason D. Bartel and each of them singly, our true and lawful attorneys, with full power to them in any and all capacities (including substitutions), to sign any amendments to this Registration Statement on Form S-3 (including any pre- and post-effective amendments), and any related Rule
462(b) registration statement or amendment thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and any other regulatory authority, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

     Signature                  Title                               Date

/s/ Brian E. Dearing      Chairman and Chief Executive Officer,   May 12, 2000
--------------------      Acting Chief Financial Officer and
Brian E. Dearing          Acting Chief Accounting Officer
                          (Principal Executive Officer and Principal
                          Financial and Accounting Officer)

/s/ Gordon J. Bridge      Director                                May 12, 2000
--------------------
Gordon J. Bridge

/s/ Francis Brzezinski    Director                                May 12, 2000
----------------------
Francis Brzezinski

/s/ George D. Dalton      Director                                May 12, 2000
--------------------
George D. Dalton

                          Director                                May __, 2000
---------------------
Ted C. Feierstein

/s/ Richard W. Weening    Director                                May 12, 2000
----------------------
Richard W. Weening

                     EXHIBIT INDEX

Exhibit No.    Description
  4.1          Securities Purchase Agreement dated as of April
               25, 2000 by and among the Registrant and RGC
               International Investors, LDC, incorporated herein by reference to Exhibit 99.1 of the Registrant's Current
               Report on Form 8-K dated April 27, 2000

  4.2          Convertible Subordinated Debenture dated as of
               April 27, 2000, incorporated herein by reference to
               Exhibit 99.2 of the Registrant's Current Report on Form 8-K dated April 27, 2000

  4.3          Stock Purchase Warrant dated as of April 27, 2000,
               incorporated herein by reference to Exhibit 99.3 of the Registrant's Current Report on Form 8-K dated April 27, 2000

  4.4          Investment Option dated as of April 27, 2000,
               incorporated herein by reference to Exhibit 99.4 of the Registrant's Current Report on Form 8-K dated April 27, 2000

  4.5          Registration Rights Agreement dated as of April
               27, 2000 by and among the Registrant and the Investor, incorporated herein by reference to Exhibit 99.5 of the Registrant's Current Report on Form 8-K dated April 27, 2000

  5.1          Opinion of Godfrey & Kahn, S.C.

 23.1          Consent of Ernst & Young LLP

 23.2          Consent of Godfrey & Kahn, S.C. (included in Exhibit 5.1)

 24.1 Powers of Attorney (included on the signature page of this Registration Statement)